SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): March 11, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On March 11, 2015, the Registrant, through WHLR-Beaver Ruin Village, LLC, a Delaware limited liability company (“WHLR-Beaver Ruin Village”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyer, with Connolly Beaver Ruin, LLC, a Georgia limited liability company, as seller (the “Seller”), for the purchase of a retail shopping center located in Lilburn, Georgia, commonly known as Beaver Ruin Village, for the sales price of Twelve Million Three Hundred Fifty Thousand and 00/100 Dollars ($12,350,000).

No director, officer or affiliate of the Registrant is affiliated with the Seller.

On March 13, 2015, the Registrant issued a press release announcing the contract to acquire Beaver Ruin Village.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Purchase and Sale Agreement, dated March 11, 2015, by and between WHLR-Beaver Ruin Village and the Seller.

99.2	Press release, dated March 13, 2015, relating to WHLR-Beaver Ruin Village's entry into the contract to acquire Beaver Ruin Village.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: March 13, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Purchase and Sale Agreement, dated March 11, 2015, by and between WHLR-Beaver Ruin Village and the Seller.
99.2	Press release, dated March 13, 2015, relating to WHLR-Beaver Ruin Village's entry into the contract to acquire Beaver Ruin Village.